UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
Luby’s Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Luby’s, Inc. 13111 Northwest Freeway Suite 600 Houston, Texas 77040 713-329-6800 www.lubysinc.com

December 30, 2019

Dear Fellow Shareholder:

It is my pleasure to invite you to attend the Annual Meeting of Shareholders of Luby’s, Inc. to be held on February 5, 2020, at 10:00 a.m., Houston time, at 13111 Northwest Freeway, Suite 300, Houston, Texas 77040 (the "Annual Meeting"). All record holders of outstanding shares of Luby’s, Inc. common stock at the close of business on December 9, 2019 are eligible to vote on matters brought before the Annual Meeting.

Matters on which action will be taken at the meeting are explained in detail in the attached Notice and Proxy Statement. Please review the following Proxy Statement carefully. Your vote is important, so be sure to vote your shares as soon as possible. Please review the enclosed Proxy Statement for specific voting instructions.

Please note that if you hold your shares through a bank or broker and you do not indicate on your proxy card your preferences with respect to the election of directors, your bank or broker is not permitted to cast your vote on your behalf.

Thank you for your support.

Sincerely,

/s/ CHRISTOPHER J. PAPPAS
Christopher J. Pappas
President and Chief Executive Officer

LUBY’S, INC.
13111 Northwest Freeway, Suite 600
Houston, Texas 77040

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
February 5, 2020

NOTICE IS HEREBY GIVEN that the Board of Directors (the "Board") of Luby’s, Inc., a Delaware corporation (the "Company"), has called the 2020 Annual Meeting of Shareholders (the "Annual Meeting") of the Company, which will be held at 13111 Northwest Freeway, Suite 300, Houston, Texas 77040, on February 5, 2020, at 10:00 a.m., Houston time, for the following purposes:

(1)	Elect nine directors to serve until the 2021 Annual Meeting of Shareholders of the Company;

(2)	Ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 26, 2020;

(3)	Conduct an advisory vote approving the compensation of the Company’s Named Executive Officers;

(4)	Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to reduce the minimum and maximum number of directors; and

(5)	Act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The Board has determined that shareholders of record at the close of business on December 9, 2019, will be entitled to vote at the Annual Meeting. A complete list of shareholders of record entitled to vote at the Annual Meeting will be on file at the Company’s corporate office at 13111 Northwest Freeway, Suite 600, Houston, Texas, for a period of ten days prior to the Annual Meeting. During such time, the list will be open to the examination of any shareholder during ordinary business hours for any purpose germane to the Annual Meeting.

Your vote is important. You may vote in any one of the following ways:

•	Use the toll-free telephone number 1-800-690-6903 from the U.S. or Canada;

•	Use the Internet website https://www.proxyvote.com; or

•	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

Shareholders who do not expect to attend the Annual Meeting in person are urged to review the enclosed proxy statement for specific voting instructions and to choose the method they prefer for casting their votes.

By Order of the Board of Directors of Luby’s, Inc.

/S/ MICHAEL RACUSIN
Associate General Counsel and Corporate Secretary

Houston, Texas
December 30, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:

The Notice of Annual Meeting of Shareholders, the Proxy Statement for the Annual Meeting, and the Company’s Annual Report for the fiscal year ended August 28, 2019 are or will be available electronically at http://www.lubysinc.com/investors/filings.

LUBY’S, INC.
13111 Northwest Freeway, Suite 600
Houston, Texas 77040

PROXY STATEMENT
____________________

This proxy statement (including all annexes attached hereto, this "Proxy Statement") and the accompanying proxy card are being provided to shareholders in connection with the solicitation of proxies by the Board of Directors (the "Board") of Luby’s, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on February 5, 2020 (including any adjournment or postponement thereof (the "Annual Meeting")). This Proxy Statement is dated December 30, 2019 and the accompanying proxy card are first being mailed to shareholders on or about December 30, 2019.

We have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a Notice of Annual Meeting and a proxy card, and by notifying you of the availability of our proxy materials on the Internet. The Notice of Annual Meeting, Proxy Statement, proxy card and Annual Report to Shareholders for the Company’s fiscal year ended August 28, 2019 are available at http://www.lubysinc.com/investors/filings.

The purposes of the Annual Meeting are:

(1)	Elect nine directors to serve until the 2021 Annual Meeting of Shareholders of the Company;

(2)	Ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 26, 2020;

(3)	Conduct an advisory vote approving the compensation of the Company’s Named Executive Officers;

(4)	Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to reduce the minimum and maximum number of directors; and

(5)	Act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Under our governing documents, no other business may be raised by shareholders at the Annual Meeting unless proper and timely notice has been given to us by the shareholders seeking to bring such business before the meeting. As of the date of this Proxy Statement, the Board knows of no business other than that set forth above to be transacted at the annual meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the  proxy card, to whom you are granting your proxy and to whom such proxy confers discretionary authority to vote on any unanticipated matters, to vote in accordance with their best judgment on such matters.

 Your Vote is Very Important
Whether or not you plan to attend the Annual Meeting, please take the time to vote your shares as soon as possible.

Voting Information
Who is qualified to vote?
Only record holders of the Company’s common stock, par value $0.32 per share ("Common Stock"), at the close of business on December 9, 2019, which we refer to as the "record date," will be entitled to vote at the Annual Meeting or at adjournments or postponements thereof.
How many votes do I have?
You have one vote for each share of Common Stock that you owned at the close of business on the record date. These shares include shares held by you as a "shareholder of record" and as a "beneficial owner."
How many shares of Common Stock may vote at the Annual Meeting?
There were 30,041,422 shares of the Common Stock outstanding as of the record date. Each share of Common Stock outstanding is entitled to one vote.
What "quorum" is required for the Annual Meeting?
The presence in person or by proxy of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes, if any, will be included in determining the presence of a quorum at the Annual Meeting.
What is the difference between a "shareholder of record" and a "beneficial" holder?
If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, the Company’s transfer agent, you are a "shareholder of record." If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a "beneficial" holder.
How can I vote at the Annual Meeting?
Shareholders of Record. If your shares are held in your name, you may vote by proxy or you may vote in person by attending the Annual Meeting. If your shares are held in your name and you would like to vote your shares by proxy prior to the Annual Meeting, there are three ways for you to vote:
1.By Telephone: Call 1-800-690-6903 (toll charges may apply for calls made from outside the United States) and follow the instructions provided;
2.By Internet: Log on through the Internet at www.proxyvote.com and follow the instructions at that site; or
3.By Mail: If you received a proxy card in the mail, complete, sign, and mail the proxy card in the return envelope provided to you.
Please note that telephone and Internet voting will close at 11:59 p.m. Eastern time on February 4, 2020. If you wish to vote by telephone or Internet, follow the instructions on your proxy card.
If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. You are encouraged to complete the proxy card and mail it in the enclosed postage pre-paid envelope regardless of whether or not you plan to attend the Annual Meeting.
Beneficial Holders. If your shares are held through a bank or broker, you can vote via the Internet or by telephone if your bank or broker offers these options. Please see the voting instructions provided by your bank or broker for use in instructing your bank or broker how to vote. Your bank or broker cannot vote your shares without instructions from you. You will not be able to vote in person at the Annual Meeting unless you obtain a legal proxy from the record holder giving you the right to vote the shares.
What are the Board’s recommendations on how I should vote my shares?
The Board unanimously recommends that you vote your shares of Common Stock on the proxy card as follows:

Proposal 1	"FOR" the election of each of the Board’s nine nominees for director with a one-year term expiring at the 2021 annual meeting of the Company’s shareholders.
Proposal 2	"FOR" the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm (independent auditors) for the fiscal year ending August 26, 2020.
Proposal 3	"FOR" the resolution of an advisory vote approving the compensation of the Company’s Named Executive Officers.
Proposal 4	"FOR" the approval of an amendment of the Company’s Amended and Restated Certificate of Incorporation to reduce the minimum and maximum number of directors.
The Board knows of no other matters that may be presented for shareholder action at the Annual Meeting. If other matters are properly brought before the Annual Meeting, the persons named as proxies on the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.
How will my shares be voted if I do not specify how they should be voted?
If you properly execute the enclosed proxy card without indicating how you want your shares to be voted, all shares represented will be voted as recommended by the Board.
Can I revoke my proxy?

•
Shareholders of Record. If your shares are held in your name, whether you vote by mail, the Internet, or by telephone, you may revoke your proxy by delivering a written statement to that effect to the Secretary of the Company at 13111 Northwest Freeway, Suite 600 Houston, Texas prior to the date of the Annual Meeting, by a later-dated electronic vote via the Internet, by telephone, by submitting a properly signed proxy with a later date, or by voting in person at the Annual Meeting.

•
Beneficial Holders. If you hold your shares through a bank or broker, the methods available to you to revoke your proxy are determined by your bank or broker, so please see the instructions provided by your bank or broker.

What vote will be required to approve each proposal?
When the number of nominees does not exceed the number of directors to be elected (an uncontested election), as is the case at the Annual Meeting, our Bylaws require each of the directors to be elected by a majority of the votes cast by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors at the Annual Meeting. Under our Bylaws, any nominee who is serving as a director who fails to be reelected must offer his or her resignation to the Board. The Nominating and Corporate Governance Committee would then make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision within 90 days from the date of publication of the election results. The director who offers to tender his or her resignation will not participate in the Board’s decision or the Nominating and Corporate Governance Committee’s deliberations (if the director is a member of that committee). Shareholders do not have cumulative voting rights.
Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm and the approval of the compensation of our Named Executive Officers (as defined in "Executive Compensation-Compensation Tables and Information-Summary Compensation Table") on a non-binding basis each require the affirmative vote of a majority of the votes cast by the shares present or represented by proxy and entitled to vote on each such matter at the Annual Meeting.
Approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to reduce the minimum and maximum number of directors requires the affirmative vote of the holders of 80% or more of the voting power of the outstanding shares.
Abstentions and broker-non votes, if any, will have the same effect as a vote "against" the proposal to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation and will have no effect on any of the other proposals.
What are broker non-votes?
A "broker non-vote" occurs when a beneficial holder does not provide instructions to a broker, bank or other nominee and such broker, bank or other nominee lacks discretionary voting power to vote shares with respect to a particular proposal. Under NYSE rules, brokers are permitted to exercise discretionary voting authority on "routine" matters, but beneficial shareholders must provide voting instructions with respect to non-routine matters.
Who will count the votes?
A representative of Broadridge will serve as inspector of election. It is the Company’s policy that the inspector of election at any shareholder meeting will be independent and unaffiliated with the Company. The inspector of election will be present at the Annual Meeting.
Whom should I call if I have questions about the Annual Meeting?
If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:
Dennard-Lascar Associates
Rick Black / Ken Dennard
Investor Relations
713-529-6600

OWNERSHIP OF EQUITY SECURITIES IN THE COMPANY

The following table sets forth information concerning the beneficial ownership of Common Stock, as of December 9, 2020 for (a) each director currently serving on the Board, (b) each nominee for election as a director at the Annual Meeting named in this Proxy Statement, (c) each of the officers named in the Summary Compensation Table not listed as a director, and (d) all directors and executive officers as a group. In general, “beneficial ownership” includes those shares a director or executive officer has the power to vote or transfer and those shares that the director or executive officer has the right to acquire within 60 days after December 9, 2019.

Name (1)	Shares Beneficially Owned	Percent of Common Stock
Gerald W. Bodzy(2)	122,902	*
Benjamin T. Coutee(3)	241,380	*
Twila Day(4)	34,832	*
K. Scott Gray(5)	396,174	1.30%
Jill Griffin(6)	111,288	*
Frank Markantonis(7)	262,906	*
Joe C. McKinney(8)	221,353	*
Gasper Mir, III(9)	193,414	*
John Morlock(10)	1,904	*
Christopher J. Pappas(11)	5,667,153	18.53%
Randolph C. Read(12)	9,518	*
All directors and executive officers of the Company, as a group (11 persons)(13)	7,262,824	23.75%

*	Represents beneficial ownership of less than one percent of the shares of Common Stock issued and outstanding on December 9, 2019.

(1)
Except as indicated in these notes and subject to applicable community property laws, each person named in the table owns directly the number of shares indicated and has the sole power to vote and to dispose of such shares. Shares of phantom stock held by a nonemployee director convert into an equivalent number of shares of Common Stock when the nonemployee director ceases to be a director of the Company due to resignation, retirement, death, disability, removal, or any other circumstance. The shares of Common Stock payable upon conversion of the phantom stock are included in this table because it is possible for the holder to acquire the shares of Common Stock within 60 days if his or her directorship were to be terminated. Under the Company’s Nonemployee Director Stock Plan, restricted stock awards may become unrestricted when a nonemployee director ceases to be a director of the Company. Unless otherwise specified, the mailing address of each person named in the table is 13111 Northwest Freeway, Suite 600, Houston, Texas 77040.

(2)	The shares shown for Mr. Bodzy include 9,003 shares held for his benefit in a custodial account and 113,899 shares of restricted stock.

(3)	The shares shown for Mr. Coutee include 54,873 shares held for his benefit in a custodial account and 186,507 shares that he has a right to acquire within 60 days under Luby's Incentive Stock Plan.

(4)	The 34,832 shares shown for Ms. Day are shares of restricted stock.

(5)	The shares shown for Mr. Gray include 87,667 shares held for his benefit in a custodial account and 308,507 shares which he has the right to acquire within 60 days under Luby’s Incentive Stock Plan.

(6)	The shares shown for Ms. Griffin include 80,680 shares held for her benefit in a custodial account and 30,608 shares of restricted stock.

(7)
The shares shown for Mr. Markantonis include 143,641 shares held for his benefit in a custodial account, 3,879 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan, and 115,386 shares of restricted stock.

(8)	The shares shown for Mr. McKinney include 134,010 shares held in certificate form and 87,343 shares of restricted stock.

(9)
The shares shown for Mr. Mir include 97,189 shares held for his benefit in a custodial account, 2,453 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan, and 93,772 shares of restricted stock.

(10)	The 1,904 shares shown for Mr. Morlock are shares of restricted stock.

(11)
The shares shown for Christopher J. Pappas include 4,595,673 shares held for his benefit in a custodial account and 1,071,380 shares owned by Pappas Restaurants, Inc., as each of Christopher J. Pappas and Harris J. Pappas owns a 50% interest in Pappas Restaurants, Inc. and therefore owns a corresponding beneficial interest in the 1,071,380 shares owned by Pappas Restaurants, Inc.

(12)	The 9,518 shares shown for Mr. Read are shares of restricted stock.

(13)
The shares shown for all directors and executive officers as a group include 5,202,836 shares held in custodial accounts, 545,043 shares which they have the right to acquire within 60 days under the Company’s various benefit plans, 437,233 shares of restricted stock, 6,332 shares of phantom stock held by nonemployee directors under the Nonemployee Director Phantom Stock Plan, and 1,071,380 shares owned by Pappas Restaurants, Inc., of which Christopher J. Pappas and Harris J. Pappas each own a 50% interest, as described above.

PRINCIPAL SHAREHOLDERS

The following table sets forth information as to the beneficial ownership of Common Stock by each person or group known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock as of December 9, 2019 and, unless otherwise indicated, is based on disclosures made by the beneficial owners in Securities Exchange Commission ("SEC") filings under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percent of Common Stock
Christopher J. Pappas(2)	5,667,153	18.53%
13939 Northwest Freeway Houston, Texas 77040

Harris J. Pappas(3)	5,491,020	17.95%
13939 Northwest Freeway Houston, Texas 77040

Bandera Partners LLC(4)	2,786,036	9.11%
50 Broad Street, Suite 1820 New York, New York 10004

Dimensional Fund Advisors LP(5)	2,178,672	7.12%
Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746

Hodges Capital Management, Inc.(6)	1,647,870	5.39%
2905 Maple Ave. Dallas, Texas 75201

(1)
Except as indicated in these notes and subject to applicable community property laws, each person named in the table owns directly the number of shares indicated and has the sole power to vote and to dispose of such shares.

(2)
The shares shown for Christopher J. Pappas include 4,595,673 shares held for his benefit in a custodial account and 1,071,380 shares owned by Pappas Restaurants, Inc., as each of Christopher J. Pappas and Harris J. Pappas owns a 50% interest in Pappas Restaurants, Inc. and therefore owns a corresponding beneficial interest in the 1,071,380 shares owned by Pappas Restaurants, Inc.

(3)
The shares shown for Harris J. Pappas include 4,419,640 shares held for his benefit in a custodial account and 1,071,380 shares owned by Pappas Restaurants, Inc. Each of Christopher J. Pappas and Harris J. Pappas owns a 50% interest in Pappas Restaurants, Inc. and therefore owns a corresponding beneficial interest in the 1,071,380 shares owned by Pappas Restaurants, Inc.

(4)
Information based solely on Amendment No. 6 to Schedule 13D/A dated November 26, 2019 and filed on November 29, 2019 with the SEC by Bandera Partners LLC. Bandera Partners LLC has sole voting authority with respect to 2,786,036 shares.

(5)
Information based solely on Report for the Calendar Year or Quarter Ended September 30, 2019 on Form 13F-HR dated November 12, 2019 and filed on November 12, 2019 with the SEC by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP has sole voting authority with respect to 2,108,509 shares and has no voting authority with respect to 70,163 shares.

(6)
Information based solely on Report for the Calendar Year or Quarter Ended September 30, 2019 on Form 13F-HR dated November 14, 2019 and filed on November 14, 2019 with the SEC by Hodges Capital Management, Inc. Hodges Capital Management, Inc. has sole voting authority with respect to 0 shares and has no voting authority with respect to 1,647,870 shares.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board remains committed to ongoing Board refreshment. In the past year, three new independent directors Twila Day, John Morlock, and Randolph Read have joined the Board. For more information on this initiative, see "Board Refreshment" on page 20.
Each director is elected to a one-year term expiring at the next succeeding annual meeting of the shareholders of the Company. In accordance with the Bylaws, the Board has fixed the number of directors for fiscal 2020 at nine pursuant to a resolution adopted unanimously by the Board.
The terms of Gerald W. Bodzy, Jill Griffin, Frank Markantonis, Gasper Mir, III, Joe C. McKinney, Twila Day, John Morlock, Christopher J. Pappas and Randolph C. Read will expire at the Annual Meeting. The Board nominates Gerald W. Bodzy, Jill Griffin, Frank Markantonis, Gasper Mir, III, Joe C. McKinney, Twila Day, John Morlock, Christopher J. Pappas and Randolph C. Read for election as directors to serve until our 2021 annual meeting of shareholders or until their successors are elected and qualified. The Board recommends a vote "FOR" each nominee. The Board has resolved to grant Gasper Mir, III and Joe C. McKinney, who have both have reached the age of 73, a limited waiver from the age limit set forth in the Company’s Corporate Governance Guidelines because of the importance of their contributions to the Board and Special Committee (described below).
All such nominees named above have consented to being named in this Proxy Statement and to serve as directors of the Company if elected. It is expected that all nominees proposed by the Board will be able to serve on the Board if elected. However, if before the Annual Meeting one or more of the Board’s nominees are unable to serve or for good cause will not serve (a situation that we do not anticipate), the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the Board. If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve as directors if elected, and includes certain biographical and other information about such nominees required by the rules of the SEC, but, should any of them decline or be unable to serve, proxies may be voted for another person nominated as a substitute by the Board.
There are no family relationships, of first cousins or closer, among the Company’s directors and executive officers, by blood, marriage or adoption.
The following information is furnished with respect to each of the nominees of the Board, including information regarding their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the nominees should serve as our directors. Other than as set forth in this Proxy Statement, no principal occupation of any of the Board’s nominees has been at any corporation or organization that is a parent, subsidiary or other affiliate of the Company.
Nominees for Election to Terms Expiring in 2021

GERALD W. BODZY, 68, has been President and owner of Showcase Custom Vinyl Windows and Doors, a manufacturer of residential windows and doors in Houston, Texas, since 2004. Mr. Bodzy has been a director of the Company since 2016 and is Chairman of the Board, Chair of the Nominating and Corporate Governance Committee, a member of the Compensation Committee, a member of the Finance and Audit Committee and Co-Chair of the Special Committee. He is also a director of the Boys & Girls Club of Greater Houston, a national trustee of National Jewish Health, Denver, Colorado, where he has been a member of the investment committee since 2000, and a member of Phi Beta Kappa. From 1990 to 2000, Mr. Bodzy was a Managing Director of Stephens, Inc. where he headed the investment banking firm’s Houston office. From 1979 to 1990, he was employed by Smith Barney, Inc. in New York (as Managing Director from 1986). From 1976 to 1990, he worked in the real estate group at General Crude Oil Company in Houston. Mr. Bodzy is a former director of Oshman’s Sporting Goods, Benchmark Electronics, and Republic Bankshares of Texas. He earned a B.A. Degree in Economics from the University of Texas in 1973 and a J.D. Degree from the University of Texas School of Law in 1976.
Qualifications, Experience, Key Attributes and Skills: Mr. Bodzy has over 40 years of experience in investment banking, investments, and business management, including 11 years at Smith Barney and 10 years at Stephens, Inc., in both firms culminating in service as Managing Director, representing clients in equity and debt offerings and mergers and acquisitions. Most recently, he has served 15 years at Showcase Custom Vinyl Windows and Doors as President and owner. Mr. Bodzy also has significant board experience from his service on boards of banks, retail, and manufacturing companies, where he has also served on audit, compensation, and nominating committees.

TWILA DAY, 57, is currently the Vice President and Chief Information Officer for Huntsman Corporation as of November 2018. As CIO, she is accountable for the global technology investments and operations, leading strategic planning, and ensuring compliance with the company covenants and regulatory controls including SOX, cyber security, and Global Data Protection Regulation (GDPR). Prior to Huntsman, from August 2013 until October 2018, Ms. Day was Managing Director, National Practice Lead for Technology Services, and a member of the Executive Technology Advisor Group for Alvarez and Marsal. While at Alvarez and Marsal, she advised companies in the national restaurant, energy, pharmaceutical, construction, and engineering/manufacturing sectors providing them with objective and independent advice on technology strategies, process improvement, IT initiatives, post-merger integration and security risk management. In 1992, Ms. Day began working for Sysco Corporation as a programmer/analyst and advanced through various Information Technology positions where she ultimately became Chief Information Officer in January 2006 and held that role through June 2013. While at Sysco, she focused on driving strategic change initiatives that intersected business transformation with information technology solutions. Ms. Day also served as a member of Sysco's enterprise risk management executive committee as the risk owner for data protection, cyber security, and information technology availability. Ms. Day graduated from Our Lady of Lake University in 1989 with a Bachelor of Arts degree in Business Management. Ms. Day serves as a member of the Finance and Audit Committee, the Compensation Committee and the Special Committee.

Qualifications, Experience, Key Attributes, and Skills: Ms. Day has more than 30 years of experience connecting Information Technology with the business. With her broad technology expertise, she has served as a trusted advisor to executives translating technology into "plain English" and helping them ensure their technology investments create value and competitive advantage.

JILL GRIFFIN, 64, has advised corporations, both domestically and abroad, on customer loyalty and leadership strategies as Principal of Austin-based, Jill Griffin Executive Learning since 1988. She is Forbes.com "Careers" columnist, a Fox News contributor and is a frequent guest on radio programs including Wharton Women @ Work. The author of six books, her latest is Follow These Leaders, a compilation of "Best Business and Life advice" from people from all walks of life. Ms. Griffin has been an Independent Director since 2003 and currently serves as Vice-Chair of the Board. She also serves as a member of the Compensation Committee and the Nominating and Corporate Governance Committee. She began her career at RJR Tobacco company where she ultimately served as Senior Brand Manager of Winston, the corporations largest brand. Ms. Griffin is a magna cum laude graduate, Distinguished alumna recipient, and commencement speaker and past Trustee, of the University of South Carolina Moore School of Business from which she holds Bachelor of Science and MBA degrees. She has served on the Marketing faculty at the University of Texas where her books have been adopted as text books for MBA classes. Ms. Griffin is a member of the Advisory Board of the Austin Chapter of National Association of Corporate Board Directors, Advisory Board member of Broadway Bank, and past Chairwoman of Visit Austin.org.

Qualifications, Experience, Key Attributes, and Skills: Ms. Griffin has more than 35 years’ experience, has published six books, and is widely regarded as an expert on the topics of brand management, brand loyalty, and customer experience. Furthermore, she brings leadership and management experience from her distinguished career at RJR/Nabisco, culminating in Senior Brand Manager for the corporation’s largest brand, and her Austin-based, Jill Griffin Executive Learning, which she founded and operates.

FRANK MARKANTONIS, 71, is an attorney with over forty years of legal experience representing clients in the restaurant industry, with a concentration in real estate development, litigation defense, insurance procurement and coverage, immigration, and employment law. Since 1992, he has served as General Counsel of Pappas Restaurants, Inc., a Houston based restaurant group. He is a graduate of the University of Texas at Austin (1970) and the University of Houston Law Center (1973). Mr. Markantonis is admitted to practice in the following jurisdictions and before the following courts: The United States Supreme Court, District of Columbia Court of Appeals, United States Court of Appeals for the Fifth Circuit, The United States District Court for the Southern District of Texas, and the State of Texas. Mr. Markantonis is a member of the State Bar of Texas, District of Columbia Bar, and is a Fellow in the Houston Bar Foundation. He has been a director of the Company since January 2002.

Qualifications, Experience, Key Attributes, and Skills: Mr. Markantonis brings extensive state and federal legal experience from his more than 44 years as a practicing attorney representing clients in the restaurant industry. He has represented his clients in all areas of legal practice affecting the operations of restaurants and hospitality clients, including real estate development, litigation defense, insurance procurement and coverage, immigration and employment law, and business transactions.

JOE C. McKINNEY, 73, has been Vice-Chairman of Broadway National Bank, a locally owned and operated San Antonio-based bank, since October 2002. He formerly served as Chairman of the board of directors and Chief Executive Officer of JPMorgan Chase Bank-San Antonio from November 1987 until his retirement in March 2002. Mr. McKinney graduated from Harvard University in 1969 with a Bachelor of Arts in Economics, and he graduated from the Wharton School of the University of Pennsylvania in 1973 with a Master of Business Administration in Finance. Mr. McKinney has been an independent director of the Company since January 2003 and is Chair of the Finance and Audit Committee, a member of the Nominating and Corporate Governance Committee, a member of the Compensation Committee, and a member of the Special Committee. He is a director of Broadway National Bank; Broadway Bancshares, Inc.; and New York Liquidating LLC (NYRT). He is a former director of USAA Real Estate Company; US Industrial REIT I, II, and III; US Global Investors Funds; and Prodigy Communications Corporation.

Qualifications, Experience, Key Attributes, and Skills: Mr. McKinney has over 45 years of experience in banking, finance, and management from his distinguished career in banking, culminating in a tenure of over 14 years as Chairman of the Board and Chief Executive Officer of JPMorgan Chase Bank-San Antonio and 17 years as Vice-Chairman of Broadway National Bank. He further brings significant board experience from his service on over six boards of banks, investment funds, and corporations.

GASPER MIR, III, 73, since his retirement as a principal owner of the professional services firm MFR Group, Inc. (formerly known as MFR P.C.) ("MFR"), which he founded in 1988, Mr. Mir has served as an independent business consultant. From 2008 and until his retirement, he served as MFR's Chief Administrative Officer, and prior to that his work included financial audit and accounting services for clients in the retail industry. From January 2003 through January 2008, Mr. Mir took a leave of absence from MFR and served as Executive General Manager of Strategic Partnerships for the Houston Independent School District. From 1969 until 1987, he worked at KPMG LLP, an international accounting and professional services firm, serving as a partner of the firm from 1978 until 1987. Mr. Mir has been a director of the Company since January 2002 and is a member of the Nominating and Corporate Governance Committee, the Finance and Audit Committee, and the Special Committee. Mr. Mir is also a director of the Galveston-Houston Archdiocese Council of the Society of St. Vincent de Paul and the Houston A+ Challenge.

Qualifications, Experience, Key Attributes, and Skills: Mr. Mir has more than 46 years of experience in accounting, finance, and audit from his distinguished tenure at the accounting firms KPMG LLP and MFR. He is an active member of NACD and regularly participates in their professional development conferences. Additionally, Mr. Mir has experience in public relations, government, education, health care and community outreach from his board service on several community-based organizations.

JOHN MORLOCK, 64, was previously Chief Executive Officer of Hale and Hearty for eighteen months where he helped with the successful selling of the company in June of 2019. Prior to that, he served as the Chief Operating Officer of Sbarro, working with company stores as they were converting to a franchise system. From 2002 to 2015 he served as Chief Operating Officer of Potbelly Sandwich Works as they grew from 16 to 450 stores and was instrumental in its initial public offering in 2013. In 1993, Mr. Morlock became a co-owner of Boston Chicken where he served as Senior Vice President of Operations before going on to be its largest franchisee. Following the start of his career in 1977, Mr. Morlock has also held various positions with Steak and Ale restaurants, Grady's Goodtimes, the first and largest Blockbuster franchise, and Blockbuster corporate. Mr. Morlock has been an independent director of the Company since July 2019, Chair of the Compensation Committee, and a member of the Special Committee.

Qualifications, Experience, Key Attributes, and Skills: Mr. Morlock has over 40 years of restaurant and retail management experience and has been involved with companies both on the franchise and franchisee side. Further, he has been directly involved in both start-up and turnaround situations in the public and private sector, and he been a Chief Operating Officer of a public company as well as the served of 4 privately held board of directors.

CHRISTOPHER J. PAPPAS, 72, has been President and Chief Executive Officer and a director of the Company since March 2001. He also has been Chief Executive Officer of Pappas Restaurants, Inc. since 1980. Mr. Pappas graduated from the University of Texas with a Bachelor of Science in Mechanical Engineering. Mr. Pappas is also an advisory director of Amegy Bank N.A.; the University of Houston Conrad Hilton School of Hotel and Restaurant Management Dean’s Advisory Board; the Greater Houston Partnership Board; and a director emeritus of the National Restaurant Association.

Qualifications, Experience, Key Attributes, and Skills: Mr. Pappas has more than 41 years of experience in the restaurant industry. With his brother, Harris Pappas, he has founded and operated more than 90 restaurants during his successful career, including Pappadeaux Seafood Kitchen, Pappasitos Cantina, and Pappas Bros. Steakhouse. Additionally, Mr. Pappas has broad executive management and operational experience from his 36-year tenure as Chief Executive Officer of Pappas Restaurants, Inc. He also has extensive board and banking experience from his tenure as a board member in previous years and currently as an advisory board member Amegy Bank. Mr. Pappas is widely regarded as a restaurant industry expert.

RANDOLPH C. READ, 67, has been President and Chief Executive Officer of Nevada Strategic Credit Investments, LLC since 2009. Mr. Read has previously served as president and other senior positions of a variety of other companies and has previously served on a number of public and private company boards and advisory boards, including the Flying Food Group. In certain of these positions, various food service operations were involved, including at Wynn Resorts, the Dunes Casino and Resort, Greenspun Gaming, and Regent Air. Mr. Read is admitted as a Certified Public Accountant and has an M.B.A. in Finance from the Wharton Graduate School of the University of Pennsylvania and a B.S. from Tulane University. Mr. Read has served as an independent Director of our Company since August 2019 and currently serves as Co-Chairman of the Board's Special Committee and a member of the Finance and Audit Committee and Nominating and Corporate Governance Committee. Mr. Read has served since November 2018 as an independent Director and Chairman of the Board of New York REIT Liquidating, LLC, a successor to New York REIT, Inc., a publicly traded real estate investment trust, where Mr. Read served as an independent Director from December 2014 to November 2018, including as Chairman of its Board of Directors from June 2015 to November 2018. Mr. Read has served since June 2018 as an independent Director of SandRidge Energy, Inc., a publicly traded energy company and serves on various committees thereto including as Chairman of their Audit Committee. Mr. Read served as an independent Director of Business Development Corporation of America from December 2014 to June 2018. Mr. Read also served as an independent Director of Business Development Corporation of America II from December 2014 until its liquidation and dissolution in December 2015. Mr. Read served as the Chairman of the Board of Directors of Healthcare Trust, Inc., a real estate investment trust, from February 2015 to October 2016.

Qualifications, Experience, Key Attributes, and Skills: It is believed that Mr. Read's significant business experience as a director and an executive officer of entities in a variety of industries, as well as capital markets, governance, and operations, in addition to his financial expertise and leadership qualities and roles, make him well qualified to serve as a member of the Board of Directors of Luby's, Inc.

A majority of the votes cast by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors at the Annual Meeting is required for the election of a director nominee. Abstentions and broker non-votes, if any, will have no effect on the result of this vote. Incumbent directors who do not receive a majority of the votes cast will promptly tender his or her resignation to the Board, and the Board will determine, after considering the recommendation of the Nominating and Corporate Governance Committee, whether to accept or reject the tendered resignation, or whether other action should be taken.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

2019 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings	All Other Compensation ($)(5)	Total ($)
Gerald W. Bodzy	$3,750	$73,500	—	—	—	—	$77,250
Judith B. Craven(6)	12,500	60,000	—	—	—	—	72,500
Twila Day	11,250	37,500	—	—	—	—	48,750
Jill Griffin	60,000	15,000	—	—	—	—	75,000
Frank Markantonis	3,750	70,500	—	—	—	—	74,250
Joe C. McKinney	13,500	66,000	—	—	—	—	79,500
Gasper Mir, III	15,000	70,500	—	—	—	—	85,500
John Morlock	—	—	—	—	—	—	—
Harris J. Pappas(7)	—	35,000	—	—	—	—	35,000
Randolph C. Read	—	—	—	—	—	—	—

(1)
Amounts shown reflect the aggregate grant date fair value of the restricted stock granted to directors in fiscal 2019, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Share-Based Payment ("FASB ASC Topic 718"). The grant date fair value for each share is based on the average of the high and low stock price of our Common Stock on the date of grant.

(2)	The grant date fair value of each equity award granted to each director, was as follows:

Name	1st Quarterly Grant October 1, 2018	2nd Quarterly Grant January 1, 2019	3rd Quarterly Grant April 1, 2019	4th Quarterly Grant July 1, 2019
Gerald W. Bodzy	$17,250	$18,750	$18,750	$18,750
Judith B. Craven(6)	3,750	18,750	18,750	18,750
Twila Day	—	—	25,000	12,500
Jill Griffin	3,750	3,750	3,750	3,750
Frank Markantonis	14,250	18,750	18,750	18,750
Joe C. McKinney	6,750	19,750	19,750	19,750
Gasper Mir, III	6,750	21,250	21,250	21,250
John Morlock	—	—	—	—
Harris J. Pappas(7)	18,750	16,250	—	—
Randolph C. Read	—	—	—	—

(3)
As of August 28, 2019, each non-employee director held the following outstanding shares of restricted stock: Mr. Bodzy, 110,561 shares; Ms. Craven, 72,721 shares; Ms. Day, 28,487 shares; Ms. Griffin, 36,206 shares; Mr. Markantonis, 109,840 shares; Mr. McKinney, 84,822 shares; and Mr. Mir, 96,566 shares.

(4)	As of August 28, 2019, none of our non-employee directors held outstanding stock options.

(5)	Perquisites and other personal benefits that did not exceed $10,000 in the aggregate for any non-employee director have been excluded.

(6)	Dr. Craven resigned from the Board effective August 19, 2019.

(7)	Mr. Pappas resigned from the Board effective January 31, 2019.
Each nonemployee director other than the Chairman of the Board is paid an annual retainer fee of $50,000 and a single fee of $15,000 for all other committees in which each such nonemployee director is a member. Nonemployee directors do not receive meeting fees. The Chairman of the Board is paid an annual retainer fee of $85,000. Further, the Chair of the Finance and

Audit Committee is paid an additional annual retainer fee of $14,000, and the Chair of each other committee of the Board is paid an additional annual retainer fee of $10,000. The Chairman of the Board does not receive any additional annual retainer fee for service as the Chair of any other committee of the Board.
Pursuant to the Company’s Second Amended and Restated Nonemployee Director Stock Plan (the “Plan”), each nonemployee director is required to receive a portion of the annual retainer fee in restricted stock in an amount as determined by the Board (the “Mandatory Retainer Award”). The Board has set the Mandatory Retainer Award at the dollar value equivalent of $15,000. In addition, each nonemployee director, prior to the end of any calendar year, may elect to receive an additional portion (up to 100%) of their annual retainer fee in the dollar value equivalent of restricted stock (the “Elective Retainer Award”). On the first day of each January, April, July, and October during the term of the Plan, the director receives the Mandatory Retainer Award and any Elective Retainer Award so elected in restricted stock, the amount of shares being equal to the dollar value equivalent of the elected portion of the director’s annual retainer fees. Directors receiving an Elective Retainer Award will also receive an additional number of whole shares of restricted stock equal to 20% of the number of whole shares of restricted stock issued in payment of the Elective Retainer Award for the quarterly period beginning on that date.
Further, under the Plan, nonemployee directors may be periodically granted shares of restricted stock or nonqualified options to purchase shares of Common Stock at an option price equal to 100% of the fair market value on the date of grant. Each option terminates on the earlier of the tenth anniversary of the grant date or one year after the optionee ceases to be a director. An option may not be exercised prior to the first anniversary of the grant date, subject to certain exceptions specified in the Plan. No nonemployee director may receive options to purchase more than 7,500 shares in any 12-month period.
The Company’s Nonemployee Director Deferred Compensation Plan permits nonemployee directors to defer all or a portion of their directors’ fees in accordance with applicable regulations under the Internal Revenue Code of 1986, as amended (the “Code”). Deferred amounts bear interest at the average interest rate of U.S. Treasury ten-year obligations. The Company’s obligation to pay deferred amounts is unfunded and is payable from the general assets of the Company.
The Company’s Corporate Governance Guidelines establish guidelines for share ownership. Currently, all directors are expected to accumulate shares of Common Stock with a market value of at least $100,000 prior to the five-year anniversary of their appointment to the Board. As of December 9, 2019, each of our non-employee directors satisfied our non-employee director share ownership guideline or is within the five-year transition period.
It is the intent of the Board that the members of the Special Committee will be compensated separately on a retroactive basis to the date of formation for their work on the Special Committee. The Compensation Committee is the process of working with the Company's compensation consultant to determine the appropriate compensation.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Finance and Audit Committee has appointed the firm of Grant Thornton LLP to audit the accounts of the Company for fiscal 2020. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm is not a matter which is required to be submitted to a vote of shareholders, but the Finance and Audit Committee considers it appropriate for the shareholders to express or withhold their approval of the appointment. If shareholder ratification should be withheld, the Finance and Audit Committee would consider an alternative appointment for the succeeding fiscal year. The ratification requires the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. Abstentions and broker non-votes, if any, will have no effect on the result of this vote.
Fees Paid to the Independent Registered Public Accounting Firm
The table below shows aggregate fees for professional services rendered for the Company by Grant Thornton LLP for fiscal 2019 and 2018:

	2019	2018
	(in thousands)
Audit Fees	$483	$794
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0
Total	$483	$794

Audit Fees for fiscal 2019 and 2018 consisted of fees associated with the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K and reviews of the Company’s interim financial statements included in the Company’s Quarterly Reports on Form 10-Q. In addition, audit fees for fiscal 2018 included fees associated with the audit of the Company's internal controls over financial reporting.
Audit-Related Fees. The Company did not incur any Audit-Related Fees for fiscal 2019 and 2018.
Tax Fees. The Company did not incur any Tax Fees from Grant Thornton LLP for fiscal 2019 and 2018.
All Other Fees. The Company did not incur any other fees for fiscal 2019 and 2018.

 Preapproval Policies and Procedures
All auditing services provided by Grant Thornton LLP must be preapproved by the Finance and Audit Committee. Generally, this approval occurs each year at the August meeting of the Finance and Audit Committee for the subsequent fiscal year and as necessary during the rest of the fiscal year for unforeseen requests. The nonaudit services specified in Section 10A(g) of the Exchange Act may not be, and are not, provided by Grant Thornton LLP. Grant Thornton LLP provides a report to the Chair of the Finance and Audit Committee prior to each regularly scheduled Finance and Audit Committee meeting detailing all fees, by project, incurred by Grant Thornton LLP year-to-date and an estimate for the fiscal year. The Chair of the Finance and Audit Committee reviews such fees at each Finance and Audit Committee meeting. The Finance and Audit Committee periodically reviews these fees with the full Board. During fiscal 2019 and 2018, no preapproval requirements were waived for services included in the Audit-Related Fees, Tax Fees, and All Other Fees captions of the fee table above pursuant to the limited waiver provisions in applicable rules of the SEC.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Board is recommending that the shareholders approve the following advisory resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including disclosure under "Executive Compensation," "Compensation Tables and Information," and the related narrative discussion.
The Board recommends a vote FOR this resolution because it believes that the policies and practices described under "Executive Compensation" are effective in achieving the Company’s goals of linking pay to performance and levels of responsibility, encouraging our executive officers to remain focused on both short-term and long-term operational and financial goals of the Company and linking executive performance to shareholder value.
The "Say-on-Pay" vote is required pursuant to Section 14A of the Exchange Act. The vote is advisory in nature and is non-binding on the Company.
We urge shareholders to read the disclosure under "Executive Compensation" beginning on page 29 of this Proxy Statement, as well as under "Compensation Tables and Information," and the related narrative discussion, beginning on page 32, which provide detailed information on the Company’s compensation policies and practices and the compensation of our Named Executive Officers.
Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any Named Executive Officer and will not be binding on or overrule any decisions by the Compensation Committee or the Board. Because we value our shareholders’ views, the Compensation Committee and the Board will consider the results of this advisory vote when formulating future executive compensation policies and programs.
Approval of the compensation of our Named Executive Officers on a non-binding basis requires the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote on this proposal. Abstentions and broker non-votes, if any, will have no effect on the result of this vote.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RESOLUTION APPROVING, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REDUCE THE MINIMUM AND MAXIMUM NUMBER OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation currently provides that the business and affairs of the Company shall be managed by a Board of Directors which shall consist of not less than nine nor more than fifteen persons.

On the recommendation of the Nominating and Corporate Governance Committee, the Board has unanimously approved, and is proposing to the shareholders, an amendment to the Company’s Amended and Restated Certificate of Incorporation to reduce the minimum number of directors to five and the maximum number of directors to thirteen. If the shareholders approve this proposal, the Board would be entitled to set the number of directors not less than five nor more than thirteen persons. We also propose to remove the language related to the phaseout of our previous classified board rendered moot by the completion of the phaseout.

The proposed amendment to the Company’s Amended and Restated Certificate of Incorporation is the result of the Board’s ongoing review of our corporate governance principles. This proposed amendment would allow the Board to adjust its size consistent with the changing needs of the Company. The Board has considered the appropriate makeup and number of directors to properly represent shareholders and manage the business and affairs of the Company and have determined that it is in the best interest of the Company and all its shareholders to reduce the minimum and maximum limits pursuant to the amendment to the Amended and Restated Certificate of Incorporation.

The full text of the proposed amendment to the Amended and Restated Certificate of Incorporation is set forth as follows, with deletions indicated by strike-outs and additions indicated by underlining:

Amendment to Article Sixth, Paragraph (a)

"Number, Election and Terms of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors which shall consist of not less than ~~nine~~five nor more than ~~fifteen~~thirteen persons, who need not be residents of the State of Delaware or stockholders of the Corporation. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. ~~Until the 2012 Annual Meeting of Stockholders, the directors of the Corporation shall be divided into three classes, each consisting of approximately one-third of the total number of directors. At the 2010 Annual Meeting of Stockholders, the terms of the then-serving Class I directors shall expire and Class I directors shall be elected for one-year terms expiring at the 2011 Annual Meeting of Stockholders; at the 2011 Annual Meeting of Stockholders, the terms of the then-serving Class I and II directors shall expire, and both the Class I directors and Class II directors shall be elected for one-year terms expiring at the 2012 Annual Meeting of Stockholders; and at the 2012 Annual Meeting of Stockholders, the terms of the then-serving Class I, II and III directors shall expire. From and after the 2012 Annual Meeting of Stockholders, the directors shall no longer be divided into classes and a~~All directors shall be elected for one-year terms expiring at the next Annual Meeting of Stockholders."

Approval of this amendment of the Amended and Restated Certificate of Incorporation to reduce the minimum number of directors to five and maximum number of directors to thirteen requires the affirmative vote of at least 80% of the shares of common stock issued and outstanding as of the record date, or 24,033,138 shares. Abstentions and broker non-votes, if any, will have the same effect as a vote "against" this proposal.

If the shareholders vote to approve this proposal, it will become effective upon the filing of the amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. This proposal would not shorten the term of any director in the event the size of the Board is reduced below its current size. The Company intends to file the amendment to the Amended and Restated Certificate of Incorporation promptly after the requisite vote is obtained.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REDUCE THE MINIMUM AND MAXIMUM NUMBER OF DIRECTORS.

CORPORATE GOVERNANCE

Governance Highlights
The Company remains committed to maintaining sound corporate governance practices, including:

•	a separate independent chairman and CEO;

•	a large majority of independent directors;

•	regular executive session meetings of non-management directors; and

•	an ongoing Board refreshment initiative.
Board Refreshment
The Board remains committed to ongoing Board refreshment as a way of providing a balance between institutional knowledge and fresh perspectives among our directors. In the past year the Board has elected three new independent directors Twila Day, John Morlock, and Randolph C. Read. Twila Day’s leadership in information technology at a global foodservice company brings broader technology perspective and cyber security risk management to our boardroom. John Morlock, an accomplished results-oriented leader focused on the restaurant industry, brings extensive operations turnaround experience, while Randolph Read, having served as a director and an executive officer of entities in a variety of industries, brings an in-depth capital markets, governance, and operations perspective to our Board. With the election of these new directors, and the recent retirement of Dr. Judith Craven and Harris Pappas, after many years of dedicated service for which we are grateful, nearly half of our director nominees have joined the Board within the past four years.
Committees of the Board
The Board currently maintains the following standing committees: Finance and Audit, Nominating and Corporate Governance and Compensation. In November 2019, the Board eliminated the Personnel and Administrative Policy and Executive Committees as standing committees of the Board and renamed the Executive Compensation Committee as the Compensation Committee (the "Standing Committee Restructuring"). All committees meet as necessary to fulfill their responsibilities. The Board has directed each committee to consider matters within its areas of responsibility and to make recommendations to the full Board for action on these matters.
Finance and Audit Committee
The Finance and Audit Committee is a standing audit committee established to oversee the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements. Its primary functions are to monitor and evaluate corporate financial plans and performance and to assist the Board in monitoring: (1) the integrity of the financial statements of the Company; (2) the review of the Company's filings; (3) the Company’s compliance with legal and regulatory requirements; (4) the qualifications and independence of the Company’s independent registered public accounting firm; (5) the performance of the Company’s internal audit function and its independent registered public accounting firm; (6) the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures; and (7) the review of the Company's financial status and plans. Management is responsible for preparing the financial statements, and the independent registered public accounting firm is responsible for auditing those financial statements. The Finance and Audit Committee is also directly responsible for the appointment, compensation, retention, and oversight of the work of the Company’s independent registered public accounting firm and the preparation of the Finance and Audit Committee Report below. A copy of the current Finance and Audit Committee Charter adopted by the Board is available in print to any shareholder upon request and can be found on the Company’s website at www.lubysinc.com. All members of the Finance and Audit Committee are independent directors as described under “Corporate Governance Guidelines-Director Independence” on page 23. The Finance and Audit Committee met ten times during the last fiscal year.
The Board determined that Joe McKinney, Gasper Mir, III, Gerald W. Bodzy, and Randolph C. Read are “audit committee financial experts” as defined in rules of the SEC adopted pursuant to the Sarbanes-Oxley Act of 2002 and each is “independent” as independence for audit committee members is defined in the corporate governance standards of the NYSE.
At least quarterly, members of the Finance and Audit Committee have the opportunity to meet privately with representatives of the Company’s independent registered public accounting firm and with the Company’s internal auditor.
As of August 28, 2019, the members of the Finance and Audit Committee were: Joe C. McKinney (Chair); Gerald W. Bodzy (Vice-Chair); Gasper Mir, III, and Randolph C. Read.
On November 13, 2019, as a part of the Standing Committee Restructuring, the Board appointed the following directors to serve as the members of the Finance and Audit Committee: Joe C. McKinney (Chair); Gerald W. Bodzy; Twila Day; Gasper Mir, III; and Randolph C. Read.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is a standing committee of the Board whose primary functions are: (1) to maintain oversight of the development, structure, performance, and evaluation of the Board; (2) to seek and recommend candidates to fill vacancies on the Board; (3) to review Board and committee performance; (4) to recommend appropriate Board action on renewal terms of service for incumbent members as their terms near completion; (5) to oversee the evaluation of management performance; and (6) to develop and periodically review the Company’s Corporate Governance Guidelines and recommend such changes as may be determined appropriate to the Board so as to reflect the responsibilities of the Board and the manner in which the enterprise should be governed in compliance with best practices. A copy of the current Nominating and Corporate Governance Committee Charter is available in print to any shareholder upon request and can be found on the Company’s website at www.lubysinc.com. All members of the Nominating and Corporate Governance Committee are independent directors as described below. The Nominating and Corporate Governance Committee met one time during the last fiscal year.
As of August 28, 2019, the members of the Nominating and Corporate Governance Committee were: Gasper Mir, III (Chair); Joe C. McKinney; and Gerald W. Bodzy.
On November 13, 2019, as a part of the Standing Committee Restructuring, the Board appointed the following directors to serve as the members of the Nominating and Corporate Governance Committee: Gerald W. Bodzy (Chair); Jill Griffin; Joe C. McKinney; Gasper Mir, III; and Randolph C. Read.
Compensation Committee
The Compensation Committee (formerly known as the Executive Compensation Committee) is a standing committee of the Board, consisting of independent directors, whose primary functions are: (1) to discharge the Board’s responsibilities relating to compensation of our Named Executive Officers; (2) to administer the Company's equity-based compensation plans; and (3) to communicate to shareholders the Company’s executive compensation policies and the reasoning behind such policies. The Compensation Committee may delegate its responsibilities to a subcommittee consisting of one or more of its members. The Compensation Committee Charter is available in print to any shareholder upon request and can be found on the Company’s website at www.lubysinc.com. All members of the Compensation Committee are independent directors as described under “Corporate Governance Guidelines—Director Independence” on page 23. The Compensation Committee met three times during the last fiscal year.
For information concerning policies and procedures relating to the consideration and determination of executive compensation, including the role of the Compensation Committee, see “Executive Compensation” beginning on page 29.
As of August 28, 2019, the members of the Executive Compensation Committee were: Gerald W. Bodzy (Chair); Jill Griffin (Vice-Chair); Gasper Mir; Joe McKinney, and John Morlock.
On November 13, 2019, as a part of the Standing Committee Restructuring, the Executive Compensation Committee was renamed the Compensation Committee and the Board appointed the following directors as members of the Compensation Committee: John Morlock (Chair); Gerald W. Bodzy; Twila Day; Jill Griffin; and Joe McKinney.
Personnel and Administrative Policy Committee
The Personnel and Administrative Policy Committee met two times during the last fiscal year.
As of August 28, 2019, the members of the Personnel and Administrative Policy Committee were: Jill Griffin (Chair); Frank Markantonis, and John Morlock.
In November 2019, as part of the Standing Committee Restructuring, the Board eliminated the Personnel and Administrative Policy Committee and its functions will now be addressed by the Board.
Executive Committee
The Executive Committee did not meet during the last fiscal year.
As of August 28, 2019, the members of the Executive Committee were: Gasper Mir, III (Chair); Gerald W. Bodzy (Vice-Chair); Jill Griffin; Joe C. McKinney; and Christopher J. Pappas.
In November 2019, as part of the Standing Committee Restructuring, the Board eliminated the Executive Committee and its functions will now be addressed by the Board.
Special Committee
In September 2019, the Company's Board of Directors formed a new Board Special Committee comprised of independent directors with the purpose of establishing a strategic review process to identify, examine, and consider a range of strategic alternatives available to the Company with the objective of maximizing shareholder value. The Board Special Committee consists of the following members: Gerald Bodzy, Twila Day, Joe McKinney, Gasper Mir, John Morlock, and Randolph Read. The Board Special Committee is co-chaired by Messrs. Bodzy and Read.
Nominations for Directors
The Nominating and Corporate Governance Committee considers candidates for Board membership recommended by its members and other Board members, as well as management and shareholders. The Nominating and Corporate Governance Committee may retain a third-party search firm to assist it in identifying candidates. The Nominating and Corporate Governance Committee will consider director candidates whose recommendations are timely submitted by our shareholders in accordance with the notice provisions discussed below under “Shareholder Proposals for 2021 Annual Meeting.”
Once the Nominating and Corporate Governance Committee has identified a prospective nominee, or received a recommendation for a prospective nominee, the Nominating and Corporate Governance Committee makes an initial determination as to whether to conduct a full evaluation of the prospective nominee. The initial determination is based on the information provided to the Nominating and Corporate Governance Committee with the recommendation of the prospective candidate, as well as the Nominating and Corporate Governance Committee’s own knowledge of the prospective nominee, which may be supplemented by inquiries of the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below.
If the Nominating and Corporate Governance Committee determines, in consultation with the Board, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and report its findings to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee then evaluates the prospective nominee against the minimum standards and qualifications set out in the Company’s Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee, including:

•	a candidate’s expertise and experience;

•	independence (as defined by applicable rules promulgated by the NYSE and the SEC);

•	financial literacy and understanding of business strategy, business environment, corporate governance, and board operation knowledge;

•	commitment to the Company’s core values;

•	skills, expertise, independence of mind, and integrity;

•	relationships with the Company;

•	service on the boards of directors of other companies;

•	openness, ability to work as part of a team and willingness to commit the required time; and

•	familiarity with the Company and its industry.
The Nominating and Corporate Governance Committee also considers the diversity of, and the optimal enhancement of the current mix of talent and experience on, the Board and other factors as it deems relevant, including the current composition of the Board, the balance of management and independent directors, and the need for Finance and Audit Committee expertise. While no formal diversity policy exists, diversity is considered as one factor of many in evaluating prospective nominees, and the Nominating and Corporate Governance Committee believes that its evaluation of diversity as a factor in evaluating prospective nominees is effective.
In connection with its evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee; in addition, if warranted, one or more members of the Nominating and Corporate Governance Committee, and others as appropriate, may interview prospective nominees in person. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.
The Company did not pay any third party a fee to assist in the process of identifying or evaluating nominees for election at the Annual Meeting.

CORPORATE GOVERNANCE GUIDELINES

The Company maintains Corporate Governance Guidelines evidencing the views of the Company on such matters as the role and responsibilities of the Board, composition of the Board, Board leadership, functioning of the Board, functioning of committees of the Board, and other matters. These guidelines are reviewed annually and modified when deemed appropriate by the Board. The current version of the Company’s Corporate Governance Guidelines are available in print to any shareholder upon request and can be found on the Company’s website at www.lubysinc.com.
Director Independence
The Board, with recommendation by the Nominating and Corporate Governance Committee, has evaluated the independence of the members of the Board under the Luby’s Director Independence Test. In conducting this evaluation, the Board considered transactions and relationships between each director or his or her immediate family and the Company to determine whether any such transactions or relationships were material and, therefore, inconsistent with a determination that each such director is independent. Based upon that evaluation, the Board determined that the following directors are independent:
Gerald W. Bodzy
Twila Day
Jill Griffin
Joe C. McKinney
Gasper Mir, III
John Morlock
Randolph C. Read

The Board also has determined that each member of the Finance and Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee meets the independence requirements applicable to such committees required by the NYSE and the SEC. The Luby’s Director Independence Test is available in print to any shareholder upon request and can be found on the Company’s website at www.lubysinc.com.
Resignation of Directors
Any director may resign at any time by giving notice in writing or by electronic transmission to the Board or the Secretary of the Company.
Executive Session Meetings of Non-Management Directors
Non-management directors regularly meet in executive sessions, without the presence of management directors or executive officers of the Company.
Board Leadership Structure and Presiding Director
Currently, the offices of Chairman and Chief Executive Officer are separate, allowing our independent Chairman to focus on overseeing our Board corporate governance matters, while our CEO focuses on leading the Company's business operations and strategy. Corporate policy allows for the separation of these offices to preserve flexibility for the Board regarding the selection of Chairman and Chief Executive Officer and the independence of these positions, although it is not mandated.
The Chairman of the Board currently presides over the executive sessions of non-management directors. If the offices of Chief Executive Officer and Chairman are not separate or, for any other reason, the Chairman is not independent, the independent directors will elect one of the independent directors to preside over the executive sessions of non-management directors.
Independent directors currently chair all of our Board Committees.
Board Member Meeting Attendance
Directors are expected to attend Board meetings and meetings of the Committees on which they serve, to spend the time needed, and to meet as frequently as necessary to properly discharge their responsibilities. During fiscal 2019, the Board held eighteen meetings. Each Director attended at least 89% of the meetings of the Board and Committees on which he or she served. All of the Company’s Directors attended the 2019 annual meeting of shareholders of the Company and the Company expects that all members of the Board will be present at the Annual Meeting.

The Board’s Role in Risk Oversight
The Board considers the effective oversight of risk important to running a successful business and in fulfilling its fiduciary responsibilities to the Company and its shareholders. In addition to the Chief Executive Officer, legal counsel, Vice President of Risk Management, and other members of our senior leadership team who are responsible for the day-to-day management of risk, the Board is responsible for ensuring that an appropriate culture of risk management exists within the Company and for overseeing its risk profile and assisting management in addressing specific risks, such as operational risks, strategic and competitive risks, financial risks, brand and reputation risks, and legal and regulatory risks.
Strategic, operational, and competitive risks, as well as the steps management has taken or will take to mitigate these risks, are presented, reviewed, and discussed at regular meetings of the Board and its committees. Additionally, at each quarterly meeting, or more often as necessary, the legal counsel presents to the Board an update on material legal and regulatory matters.
The Board is responsible for reviewing our Enterprise Risk Management, or ERM, framework and programs, as well as the framework by which management discusses our risk profile and risk exposures with the full board and its committees.
The Finance and Audit Committee meets regularly with our Chief Financial Officer, our internal auditor, our independent registered public accounting firm, legal counsel, and other members of senior management to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, and key operational risks.
The Compensation Committee is responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. They are also charged with monitoring our incentive and equity-based compensation plans, including employee pension and benefit plans.
The Nominating and Corporate Governance Committee oversees risks related to our overall corporate governance, including board and committee composition, board size and structure, director independence, and our corporate governance profile and ratings. The Committee also is actively engaged in overseeing risks associated with succession planning for the Board and the Company’s management.
Code of Conduct and Ethics for All Directors, Officers, and Employees
The Board has adopted a Policy Guide on Standards of Conduct and Ethics, which is applicable to all directors, officers, and employees. The intent of the Policy Guide on Standards of Conduct and Ethics is to promote observance of fundamental principles of honesty, loyalty, fairness, and forthrightness and adherence to the letter and spirit of the law. Waivers of any part of the Policy Guide on Standards of Conduct and Ethics for any director or executive officer are permitted only by a vote of the Board or a designated Board committee that will ascertain whether a waiver is appropriate under all the circumstances. The Company intends to disclose any waivers of the Policy Guide on Standards of Conduct and Ethics granted to directors and executive officers in print to any shareholder upon request and will also disclose such waivers on the Company’s website at www.lubysinc.com.
Copies of the Policy Guide on Standards of Conduct and Ethics are available in print to shareholders upon request and can be found on the Company’s website at www.lubysinc.com.
Code of Ethics for the Chief Executive Officer and Senior Financial Officers
The Board has adopted Supplemental Standards of Conduct and Ethics that apply to the Company’s Chief Executive Officer, Chief Financial Officer, Controller, and all senior financial officers (“Senior Officers’ Code”). The Senior Officers’ Code is designed to deter wrongdoing and to promote, among other things:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company;

•	compliance with all securities laws and other laws, rules and regulations applicable to the Company and the operation of its business;

•	the prompt internal reporting to an appropriate person or persons identified in the Senior Officers’ Code of violations of the Senior Officers’ Code; and

•	accountability for adherence to the Senior Officers’ Code.
Waivers of the Senior Officers’ Code for the Chief Executive Officer, Chief Financial Officer, and Controller are permitted only by a vote of the Board or a designated Board committee that will ascertain whether a waiver is appropriate under all the circumstances. The Company intends to disclose any waivers of the Senior Officers’ Code granted to the Chief Executive Officer, Chief Financial Officer, or Controller on the Company’s website at www.lubysinc.com and in print to any shareholder upon request.
Copies of the Senior Officers’ Code are available in print to shareholders upon request and can be found on the Company’s website at www.lubysinc.com.

Receipt and Retention of Complaints Regarding Accounting and Auditing Matters
To facilitate the reporting of questionable accounting, internal accounting controls, or auditing matters, the Company has established an anonymous reporting hotline through which employees can submit complaints on a confidential and anonymous basis. Any concerns regarding accounting, internal accounting controls, auditing, or other disclosure matters reported on the hotline are reported to the Chair of the Finance and Audit Committee. These reports are confidential and anonymous. Procedures are in place to investigate all reports received by the hotline relating to questionable accounting, internal accounting controls, or auditing matters and to take any corrective action, if necessary. The Finance and Audit Committee is notified of these reports at every quarterly committee meeting, or sooner if necessary.
Any person who has concerns regarding accounting, internal accounting controls, or auditing matters may address them to the attention of Chair, Finance and Audit Committee, Luby’s, Inc., 13111 Northwest Freeway, Suite 600, Houston, Texas 77040.
Nonretaliation for Reporting
The Company’s policies prohibit retaliation against any director, officer, or employee for any report made in good faith. However, if the reporting individual was involved in improper activity, the individual may be appropriately disciplined even if he or she was the one who disclosed the matter to the Company. In these circumstances, the Company may consider the conduct of the reporting individual in promptly reporting the information as a mitigating factor in any disciplinary decision.
Shareholder Communications to the Board
Shareholders and other parties interested in communicating directly with the Chairman of the Board, the non-management directors as a group or the Board itself regarding the Company may do so by writing to the Chairman of the Board, in care of the Corporate Secretary at Luby’s, Inc., 13111 Northwest Freeway, Suite 600, Houston, Texas 77040.
The Board has approved a process for handling letters received by the Company and addressed to non-management members of the Board. Under that process, the Corporate Secretary reviews all such correspondence that, in the opinion of the Corporate Secretary, deals with the function of the Board or committees thereof or that the Corporate Secretary otherwise determines requires the Board’s attention. Directors may at any time request copies of all correspondence received by the Company that is addressed to members of the Board. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures that the Finance and Audit Committee has established with respect to such matters.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Person Transactions
On July 23, 2002, the Company entered into an Indemnification Agreement with each member of the Board under which the Company obligated itself to indemnify each director to the fullest extent permitted by applicable law so that he or she will continue to serve the Company free from undue concern regarding liabilities. The Company has also entered into an Indemnification Agreement with each person becoming a member of the Board since July 23, 2002. The Board has determined that uncertainties relating to liability insurance and indemnification have made it advisable to provide directors with assurance that liability protection will be available in the future.
The Company obtains certain goods and/or services from entities owned or controlled by Christopher J. Pappas, President and Chief Executive Officer of the Company, and Harris J. Pappas, a former member of the Board (the “Pappas Entities”), pursuant to the terms of an Amended and Restated Master Sales Agreement, dated August 2, 2017 (the “Master Sales Agreement”). Under the terms of the Master Sales Agreement, the Pappas Entities may provide specialized (customized) equipment fabrication and basic equipment maintenance, including stainless steel stoves, shelving, rolling carts, and chef tables. During fiscal 2019, the Pappas Entities provided goods and services to the Company under the Master Sales Agreement in the amount of approximately $19,000. Consistent with past practices, the Finance and Audit Committee, consisting entirely of independent directors, reviewed on a quarterly basis all applicable amounts related to the Master Sales Agreement.
The Company anticipates that payments to the Pappas Entities under the Master Sales Agreement during fiscal 2020, if any, will be primarily for goods purchased pursuant to the terms of the Master Sales Agreement. In the opinion of the Finance and Audit Committee, the fees paid by the Company for such goods and/or services are primarily at or below what the Company would pay for comparable goods and/or services (if available) from a party unaffiliated with the Company.
In the third quarter of fiscal 2004, Messrs. Pappas became partners in a limited partnership which purchased a retail strip center in Houston, Texas. Messrs. Pappas collectively own a 50% limited partner interest and a 50% general partner interest in the limited partnership. A third-party company manages the center. One of the Company’s Luby's Cafeteria restaurants has rented approximately 7% of the space in that center since July 1969. No changes were made to the Company’s lease terms as a result of the transfer of ownership of the center to the new partnership. On November 22, 2006, due to the approaching expiration of the previous lease, the Company executed a new lease agreement with respect to this property. The new lease agreement was approved by the Finance and Audit Committee and provided for a primary term of approximately 12 years with two subsequent five-year options. The new lease was effective upon the Company’s relocation and occupancy into the new space in July 2008. Through the end of calendar year 2019, the Company pays $22.00 per square foot plus maintenance, taxes, and insurance, which resulted in lease payments of $427,112 during fiscal 2019, and $111,942 from August 28, 2019 to December 1, 2019. The lease provides for increases in rent at set intervals.
In the third quarter of fiscal 2014, an entity owned or controlled by Messrs. Pappas purchased from the Company’s landlord, the land underlying one of the Company’s Fuddruckers restaurants in Houston, Texas, which was contiguous to other land owned by the same entity. One of the Company’s restaurants has rented that property since July 1996, and the property was previously one of several properties included on the Master Lease, dated November 24, 1998, between Spirit Master Funding, LLC and Luby’s Fuddruckers Restaurants, LLC, as amended (the "Master Lease"). On March 12, 2014, the Company executed a new ground lease agreement (the "Ground Lease") severing this property from the Master Lease. The terms of the Ground Lease are substantially similar to the Master Lease and provide for a primary term of approximately 6 years with two subsequent five-year options. Pursuant to the Ground Lease, the Company pays $28.53 per square foot plus maintenance, taxes, and insurance from March 12, 2014 until May 31, 2020. Thereafter, the Ground Lease provides for increases in rent at set intervals. The Company made lease payments of $165,502 during fiscal 2019, and $41,712 from August 28, 2019 to December 1, 2019.
Policies and Procedures Regarding Related Person Transactions
The Board has adopted a written Related Person Transaction Approval Policy, which requires the Finance and Audit Committee to review each related person transaction (as defined below) and determine whether it will approve or ratify that transaction.
For purposes of the policy, a “related person transaction” is any transaction, arrangement, or relationship where the Company is a participant, the Related Person (defined below) had, has, or will have a direct or indirect material interest and the aggregate amount involved is expected to exceed $120,000 in any calendar year. “Related Person” includes: (a) any person who is or was (at any time during the last fiscal year) an executive officer, director or nominee for election as a director; (b) any person or group who is a beneficial owner of more than 5% of the Company’s voting securities; (c) any immediate family member of a person described in provisions (a) or (b) of this sentence; or (d) any entity in which any of the foregoing persons is employed, is a partner or has a greater than 5% beneficial ownership interest.

In determining whether a related person transaction will be approved or ratified, the Finance and Audit Committee may consider factors such as: (a) the extent of the Related Person’s interest in the transaction; (b) the availability of other sources of comparable products or services; (c) whether the terms are competitive with terms generally available in similar transactions with persons that are not Related Persons; (d) the benefit to the Company; and (e) the aggregate value of the transaction.

EXECUTIVE OFFICERS
Certain information is set forth below concerning the executive officers of the Company, each of whom has been elected to serve until his successor is duly elected and qualified:

Name	Served as Officer Since	Positions with Luby's, Inc.	Age
Christopher J. Pappas	2001	President and CEO (since March 2001).	72

Benjamin T. Coutee	2007	Chief Operating Officer (since October 2018); Senior Vice President of Operations (2011 to 2018); Division Vice President, Culinary Services (2007 to 2011)	53

K. Scott Gray	2005	Senior Vice President and CFO (since April 2007); Vice President of Finance (October 2005 to April 2007).	50

EXECUTIVE COMPENSATION
The Company’s executive compensation program is designed to enable the Company to execute its business objectives by attracting, retaining, and motivating the highest quality of management talent. The Compensation Committee administers the Company’s stock option, ownership, and any other equity-based compensation plans with respect to our Named Executive Officers.
Base salaries are typically reviewed annually or biannually by the Compensation Committee to evaluate continuing consistency within the industry and the Company’s level of performance during the previous fiscal year. No executive officer salaries were increased related to the Company's fiscal 2018 or fiscal 2019 performance. Future adjustments to base salaries and salary ranges will be determined after considering the competitive market as well as individual performance.
In prior years, the Compensation Committee granted performance-based compensation awards, which included non-equity incentive compensation in the form of a cash payment based on the Company's overall performance, short-term equity incentive awards in the form of stock options and restricted stock, and long-term equity incentive awards in the form of a long-term incentive opportunity settled in Common Stock at the end of a three-year performance period based on the Company’s relative total shareholder return. The Compensation Committee maintains full discretion with regard to annual incentive compensation and may decide to award or withhold an incentive compensation award for an individual based upon overall Company or individual performance during the year. Due to the Company's fiscal 2018 or fiscal 2019 performance, the Compensation Committee did not grant performance-based compensation awards related to fiscal 2018 or fiscal 2019.
The Company’s executive compensation program does not include any pension benefits. None of our Named Executive Officers participate in any retirement or defined benefit plan maintained by the Company other than the Company's 401(k) retirement plan. The Company has no compensation agreements or benefits which provide for tax gross-ups. Further, executive officers do not receive perquisites or other personal benefits which exceed $10,000 in the aggregate for any executive officer in any fiscal year. The Company currently has no salary continuation agreement, or severance or change in control agreements having similar effect, with any employee of the Company other than the employment agreement with Christopher J. Pappas as described under "Chief Executive Officer Employment Agreement" below.
The Compensation Committee annually evaluates the effectiveness of the Company’s executive compensation program, including advising the Board on and approving the compensation to be paid to the Company’s executive officers. The Company annually provides shareholders with an advisory vote to approve the Company’s executive compensation as required under Section 14A of the Exchange Act. At the Company’s 2019 annual meeting of shareholders, the compensation of our Named Executive Officers was approved with an affirmative vote of approximately 66 percent of the votes cast on the proposal. The Compensation Committee evaluated the results of the 2019 advisory vote at its November 19, 2019 meeting. The Compensation Committee has spoken about the Company’s executive compensation program with shareholders representing a significant portion of the outstanding shares of the Company. The Compensation Committee also considered many other factors, including the Company’s performance for the prior fiscal year and each executive’s contribution to the Company’s performance. The Compensation Committee did not make any changes to the Company’s executive compensation program and policies during fiscal 2019 as a result of the 2019 advisory vote on the compensation of our Named Executive Officers.
The Compensation Committee will continue to review and evaluate the effectiveness of the Company’s executive compensation program, and it expects to modify the program for fiscal 2020 to improve its effectiveness.
Short-Term Equity Incentive Compensation
Due to fiscal 2018 and 2019 Company performance, the Compensation Committee did not grant short-term equity incentive compensation related to fiscal 2018 or 2019 performance.
In prior years, the Compensation Committee granted short-term equity incentive compensation in the form of stock options and restricted stock units. Short-term equity incentive compensation was granted based on actual EBITDA as compared with an annual pre-budgeted EBITDA performance goal for the applicable fiscal year.
Stock option grants provide compensation to the optionee only to the extent the market price of the underlying stock increases between the date of grant and the date the option is exercised. The restricted stock unit grants provide compensation to the recipient based on the value of the Company's Common Stock on the date the vesting restriction lapses. The stock option grants were granted at an exercise price equal to fair market value on the date of grant, and they typically vest 50% on the first anniversary of the grant date, 25% on the second anniversary of the grant date, and 25% on the third anniversary of the grant date, subject to the award recipient’s continued employment through the applicable vesting date. The stock option grants typically expire ten years from their grant date. The restricted stock unit grants typically cliff vest on the third anniversary of the grant date, subject to the award recipient’s continued employment through the vesting date.

Awards reflected in the Summary Compensation Table on page 32 relate to the earnings from the fiscal 2017 executive compensation plan.
Long-Term Equity Incentive Compensation
Due to fiscal 2018 and 2019 Company performance, the Compensation Committee did not grant long-term equity incentive compensation related to fiscal 2018 or 2019 performance.
In prior years, the Compensation Committee granted long-term equity incentive compensation in the form of a long-term incentive opportunity settled in Common Stock at the end of a three-year performance period based on the Company’s relative total shareholder return. Payouts are determined based on the Company's relative cumulative three-year total shareholder return performance as compared to the total shareholder return of pre-determined peer companies over the same three-year performance period, with the payout value ranging from 0% to 200% of a target amount, as follows:

Company achievement of budgeted target	Payout to Named Executive Officers based on predetermined incentive levels (1)
Below Threshold Performance Level	No payout of incentive equity compensation
Threshold Performance Level	50% payout of incentive equity compensation
Target Performance Level	100% payout of incentive equity compensation
Maximum Performance Level	200% payout of incentive equity compensation

(1)	Performance between the Threshold, Target, and Maximum Performance Levels determined by interpolation.
Neither the Company nor the Compensation Committee has a program, plan, or practice to time equity grants to the Company’s executive officers in coordination with the release of material nonpublic information. Awards reflected in the Summary Compensation Table on page 32 relate to the earnings from the fiscal 2017 executive compensation plan.
Role of Executive Officers
Of our Named Executive Officers, only the Chief Executive Officer has a role in determining executive compensation policies and programs. Within the parameters of the compensation policies established by the Compensation Committee, the Chief Executive Officer makes preliminary recommendations to the Compensation Committee for base salary adjustments and short-term and long-term incentive levels for the Named Executive Officers other than himself. The Chief Executive Officer may base his recommendation on a variety of factors such as his appraisal of the officer’s performance and contribution to the Company and on market data. The Chief Executive Officer does not make any recommendations with respect to his own compensation. All compensation decisions made with respect to the Company’s Named Executive Officers are made by the Compensation Committee.
Stock Ownership Guidelines
The Board has adopted guidelines for ownership of Common Stock by executive officers to further align the interests of the Company’s executive officers with the interests of its shareholders. The amount of stock that a particular executive is required to hold is determined relative such person’s position with the Company. The guidelines provide that executives are expected to attain the following levels of stock ownership within five years of their election to the specified officer position:

Position	Share Ownership
Chief Executive Officer, President	4 times annual base salary
Chief Operating Officer	2 times annual base salary
Senior Vice President	2 times annual base salary

Phantom stock and stock equivalents in the nonemployee director deferred compensation plan are considered Common Stock for purposes of the guidelines, as they are essentially awarded in lieu of cash compensation for Board services.

Chief Executive Officer Employment Agreement
The Company entered into a new employment agreement with Christopher J. Pappas, the Company’s President and Chief Executive Officer on December 11, 2017. The employment agreement, as amended, has an initial term that expires on August 28, 2020, unless earlier terminated, and continues for annual renewals unless terminated by either party upon 60 days advance notice of the expiration of the initial or renewal term. The employment agreement initially provided for a base annual salary of $500,000, plus potential bonus compensation in an amount that the independent directors of the Board or an authorized committee, shall determine, in its sole discretion. At his direction, on August 1, 2018, the Board and Christopher J. Pappas agreed to reduce his fixed annual base salary to $1. Under the terms of the employment agreement, if Mr. Pappas’ employment is terminated by the Company without "cause" (as defined in the employment agreement), or by Mr. Pappas for "good reason" (as defined in the employment agreement), the Company will be obligated to pay Mr. Pappas his base salary, as well as any benefits in effect at the time of termination, until the expiration of the initial or renewal term, as applicable, of the employment agreement.
Other than as specified in equity award agreements, the Company does not have any agreements with any of its other officers, directors, or employees containing provisions governing the compensation and benefits that may be paid to any such person upon termination of employment or a change in control of the Company.
Compensation and the Company’s Risk Management
The Company believes that our compensation policies and practices for our employees are appropriately structured and do not encourage decision-making that could expose the Company to unreasonable risks of material adverse consequences. Furthermore, the Company employs a number of safeguards with respect to the compensation policies and practices designed to mitigate against excessive risk-taking by our employees. These safeguards include: benchmarking compensation to market levels; granting equity awards emphasizing long-term shareholder value creation; tying a portion of long-term incentive grants to the achievement of pre-established objectives; issuing equity awards that vest over multi-year time horizons; and maintaining stock ownership guidelines for our officers.

COMPENSATION TABLES AND INFORMATION
Fiscal 2019 Summary Compensation Table
The table below contains information concerning annual and long-term compensation of our Named Executive Officers (each a "Named Executive Officer") for the fiscal year ended August 28, 2019.
Due to the Company's fiscal 2018 or fiscal 2019 performance, the Compensation Committee did not grant performance-based compensation awards related to fiscal 2018 or fiscal 2019. Awards granted during the beginning of fiscal 2018 relate to the compensation from the fiscal 2017 executive compensation plan.

Name and Principal Position	Year	Salary	Bonus	Stock awards (1)	Option awards (2)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compen- sation Earnings	All Other Compensation (3)	Total
Christopher J. Pappas President and Chief Executive Officer	2019	$9,615	$—	$—	$—	$—	$—	$—	$9,615
	2018	500,000	—	283,562	—	—	—	—	783,562

Benjamin T. Coutee Chief Operating Officer	2019	283,000	—	—	—	—	—	—	283,000
	2018	283,000	—	176,028	50,000	—	—	—	509,028

K. Scott Gray Senior Vice President and Chief Financial Officer	2019	342,000	—	—	—	—	—	—	342,000
	2018	342,000	—	308,050	87,500	—	—	—	737,550

(1)
There were no "Stock Awards" granted to Named Executive Officers in the fiscal year ended August 28, 2019. The amounts shown in the "Stock Awards" column reflect the full aggregate grant date fair value of stock-based awards granted during fiscal year end August 29, 2018, computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures, as required by SEC rules, and do not reflect the actual value that may be recognized by each Named Executive Officer. Long-term equity incentive compensation is tied to relative total shareholder return performance and such amount is based upon Monte Carlo simulations. Under FASB ASC Topic 718, the vesting condition related to the total shareholder return awards is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for the Named Executive Officers that could be calculated and disclosed based on achievement of the underlying market condition. For assumptions made in the valuation of the awards in this column, see Note 16, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended August 28, 2019, filed with the SEC. For a description of the grants shown in the "Stock Awards" column, see "Short-Term Equity Incentive Compensation" and "Long-Term Equity Incentive Compensation" beginning on page 29.

(2)
There were no "Option Awards" granted in the fiscal year ended August 28, 2019. The amounts shown in the "Option Awards" column reflect the aggregate grant date fair value of option awards granted during fiscal year end August 29, 2018, computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures, as required by SEC rules, and do not reflect the actual value that may be recognized by each Named Executive Officer. For assumptions made in the valuation of the awards in this column, see Note 16, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended August 28, 2019, filed with the SEC.

(3)	Perquisites and other personal benefits that did not exceed $10,000 in the aggregate for any Named Executive Officer have been excluded.

The following table provides information regarding outstanding equity awards at fiscal year-end for each of our Named Executive Officers granted under the Luby's Incentive Stock Plan, as amended.

Outstanding Equity Awards at Fiscal 2019 Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Christopher J. Pappas	50,000	N/A	N/A	3.44	11/19/2019	N/A	N/A	N/A	N/A
	N/A	N/A	N/A	N/A	N/A	N/A	N/A	77,055(5)	114,041
Benjamin T. Coutee	8,000	N/A	N/A	5.34	4/20/2021	N/A	N/A	N/A	N/A
	4,664	N/A	N/A	4.42	11/15/2021	N/A	N/A	N/A	N/A
	81,967	N/A	N/A	4.49	1/23/2025	N/A	N/A	N/A	N/A
	26,042	N/A	N/A	4.89	11/11/2025	N/A	N/A	N/A	N/A
	15,881	5,293(1)	N/A	4.26	11/30/2026	N/A	N/A	N/A	N/A
	23,905	23,904(2)	N/A	2.82	11/30/2027	N/A	N/A	N/A	N/A
	N/A	N/A	N/A	N/A	N/A	8,803(3)	13,028	N/A	N/A
	N/A	N/A	N/A	N/A	N/A	17,730(4)	26,240	N/A	N/A
	N/A	N/A	N/A	N/A	N/A	N/A	N/A	34,247(5)	50,659
K. Scott Gray	30,000	N/A	N/A	3.44	11/19/2019	N/A	N/A	N/A	N/A
	10,531	N/A	N/A	5.39	11/18/2020	N/A	N/A	N/A	N/A
	6,929	N/A	N/A	4.42	11/15/2021	N/A	N/A	N/A	N/A
	17,150	N/A	N/A	5.95	11/15/2022	N/A	N/A	N/A	N/A
	95,628	N/A	N/A	4.49	1/23/2025	N/A	N/A	N/A	N/A
	45,573	N/A	N/A	4.89	11/11/2025	N/A	N/A	N/A	N/A
	37,055	12,351(1)	N/A	4.26	11/30/2026	N/A	N/A	N/A	N/A
	41,833	41,833(2)	N/A	2.82	11/30/2027	N/A	N/A	N/A	N/A
	N/A	N/A	N/A	N/A	N/A	20,540(3)	30,400	N/A	N/A
	N/A	N/A	N/A	N/A	N/A	31,028(4)	45,921	N/A	N/A
	N/A	N/A	N/A	N/A	N/A	N/A	N/A	59,932(5)	88,700

(1)	This option vests 50% on the first anniversary of the grant date, November 30, 2016, 25% on each of the next two anniversaries.

(2)	This option vests 50% on the first anniversary of the grant date, November 30, 2017, 25% on each of the next two anniversaries.

(3)	This award of restricted stock units vests on the third anniversary date of the grant date, November 30, 2016.

(4)	This award of restricted stock units vests on the third anniversary date of the grant date, December 8, 2017.

(5)
These awards of long-term equity incentive compensation are to be settled in the form of grants of Common Stock at the end of the Company's fiscal 2020 based on the Company’s relative total shareholder return performance over a three-year performance period. In accordance with the SEC executive compensation disclosure rules, the amounts reported in this column are based on achieving threshold vesting levels.

(6)	Market value based on closing price of $1.48 per share of Common Stock on August 28, 2019.

Additional Narrative Disclosure
Employment Agreement
As noted above, Mr. Pappas is a party to an employment agreement with the Company that provides for severance benefits in the event Mr. Pappas’ employment is terminated by the Company without "cause" (as defined in the employment agreement), or by Mr. Pappas for "good reason" (as defined in the employment agreement). Under such circumstances, the Company will pay Mr. Pappas his then-current base salary, as well as any benefits in effect at the time of termination, until the expiration of the initial or renewal term, as applicable, of the employment agreement.
None of our other Named Executive Officers are subject to employment or severance agreements providing for termination or severance pay upon a termination of employment or a change in control of the Company.
Equity Awards
Grants of stock options may be exercised in the event of the termination of the grantee's employment with the Company as a result of such grantee's death or disability within the time period ending on the earlier of: (a) the date 12 months following such termination of the grantee’s employment or (b) the last day of the term of such stock option. Grants of restricted stock units will immediately vest and become unrestricted in the event of the death or disability of the grantee or a change of control of the Company.
Retirement Plans
We maintain a qualified 401(k) savings plan which allows participants to defer cash compensation up to the maximum amount allowed under Internal Revenue Service guidelines. The Company matches 25% of participants’ contributions made to the plan up to 6% of their salary, subject to Internal Revenue Service guidelines.

FINANCE AND AUDIT COMMITTEE REPORT
In fulfilling its oversight responsibilities, the Finance and Audit Committee reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements included in the Annual Report on Form 10-K for the year ended August 28, 2019 and their judgment about the quality and appropriateness of accounting principles and financial statement presentations, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements, and major issues as to the adequacy of the Company’s internal controls. In addition, the Finance and Audit Committee discussed any matter required to be communicated under generally accepted auditing standards. The Finance and Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent registered public accounting firm’s communications with the Finance and Audit Committee concerning independence and has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Finance and Audit Committee also has discussed with the independent registered public accounting firm the firm’s independence from the Company and management. The Finance and Audit Committee also considered the compatibility of nonaudit services with the independent registered public accounting firm’s independence.
In reliance on the reviews and discussions referred to above, the Finance and Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended August 28, 2019, for filing with the SEC. The Finance and Audit Committee appointed Grant Thornton LLP as the independent registered public accounting firm for the Company for fiscal 2019.
Finance and Audit Committee
Joe C. McKinney (Chair)
Gerald W. Bodzy
Twila Day
Gasper Mir, III
Randolph C. Read

OTHER MATTERS

Shareholder Proposals for the 2021 Annual Meeting
Proposals of shareholders for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2021 annual meeting of shareholders submitted pursuant to Rule 14a-8 under the Exchange Act must be received in writing by the Company at its corporate office no later than September 1, 2020.
The Company’s Bylaws provide that any shareholder of record may nominate a candidate for election as a director of the Company or bring any other business before an annual meeting of shareholders, so long as the shareholder gives timely notice thereof. To be timely, such notice must be delivered in writing to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of shareholders, subject to certain exceptions, and must include (1) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information with respect to each nominee as would be required to be disclosed in a proxy solicitation relating to an election of directors pursuant to Regulation 14A under the Exchange Act; (2) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Company’s Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest in such business of such shareholder; and (3) as to the shareholder giving the notice, (a) the name and address of such shareholder, as they appear on the Company’s books, (b) the class and number of shares of the Company which are owned beneficially and of record by such shareholder, and any derivative positions owned beneficially by such shareholder, and (c) all such other information required to be submitted by the shareholder in accordance with the Bylaws. If an exception does not apply, notice of a shareholder proposal submitted under the Company’s Bylaws will be considered timely if received no earlier than October 8, 2020 and no later than November 7, 2020.
Solicitation of Proxies
The cost of soliciting proxies will be borne by the Company. We are required by law to convene an Annual Meeting of our shareholders at which directors are elected. Because our shares are widely held, it would be impractical for our shareholders to meet physically in sufficient numbers to hold a meeting. Accordingly, proxies are solicited from our shareholders. United States federal securities laws require us to send you this Proxy Statement and specify the information required to be contained in it. This solicitation of proxies is being made by the Board of Directors of the Company and all expenses of this solicitation will be borne by the Company. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, shareholders or their representatives by directors, officers, and other employees of the Company who will receive no additional compensation therefore. Other than the persons described herein, no general class of employee of the Company will be employed to solicit shareholders. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.
We have retained Broadridge Financial Solutions, Inc. ("Broadridge") for an estimated fee of $10,000 to assist us in the mailing, collection and administration of proxies.

Reimbursement for Certain Expenses
The Company requests persons such as brokers, nominees, and fiduciaries holding stock in their names for the benefit of others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.
Householding of Proxy Materials
Under SEC rules, companies and intermediaries (such as brokers) may satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This practice, known as "householding," is intended to improve the convenience of shareholders and to reduce the Company’s printing and postage costs.
A number of brokers with accountholders who are shareholders of the Company will be householding the Company’s proxy materials and, accordingly, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Shareholders who participate in householding will continue to receive separate proxy cards. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or call the Company at (713) 329-6808 or write the Company at Luby’s, Inc., Investor Relations, 13111 Northwest Freeway, Suite 600, Houston, Texas 77040.

Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their brokers.
The Company will provide without charge on the written request of any person solicited hereby a copy of the Company’s Annual Report on Form 10-K for the year ended August 28, 2019, current Finance and Audit Committee Charter, current Nominating and Corporate Governance Committee Charter, current Policy Guide on Standards of Conduct and Ethics, and Senior Officers’ Code. Written requests should be mailed to Luby’s, Inc., Investor Relations, 13111 Northwest Freeway, Suite 600, Houston, Texas 77040.
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
PROXY SOLICITATION MATERIALS

The proxy solicitation materials for the Company’s solicitation of proxies, including this Proxy Statement, are available over the Internet on our website at http://www.lubysinc.com/investors/filings. Information on our website does not constitute part of the Company’s proxy solicitation materials.
* * * * * * * * *

The contents and sending of this Proxy Statement have been approved by all of the directors of the Company.
Dated as of the 30th day of December, 2019.

LUBY'S, INC.
/s/ CHRISTOPHER J. PAPPAS
Christopher J. Pappas, President and Chief Executive Officer

FORM OF PROXY CARD

LUBY'S, INC.
C/O AMERICAN STOCK TRANSFER
6201 15TH AVENUE
BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E88369-P31474

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LUBY'S, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	**For**	**Against**	**Abstain**
1a. Jill Griffin	☐	☐	☐
1b. Christopher J. Pappas	☐	☐	☐
1c. John Morlock	☐	☐	☐
1d. Frank Markantonis	☐	☐	☐
1e. Gasper Mir, III	☐	☐	☐
1f. Joe C. McKinney	☐	☐	☐
1g. Twila Day	☐	☐	☐
1h. Randolph Read	☐	☐	☐
1i. Gerald W. Bodzy	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E88370-P31474

LUBY'S, INC.
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Scott Gray, Todd Coutee, and Michael Racusin, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this card, all the shares of Common Stock of Luby's, Inc. held of record by the undersigned on December 9, 2019, at the Annual Meeting of Shareholders to be held on February 5, 2020, or any adjournment or postponement thereof.

This proxy revokes all prior proxies provided by the undersigned with respect to the shares covered hereby. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" each of the director nominees, "FOR" proposals 2, 3 and 4. Proposals 1, 2, 3 and 4 are being proposed by Luby's, Inc.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side